UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2014

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), will redeem on September 15, 2014 (the "Redemption Date"), 100% of the remaining amounts outstanding of the Company’s 8.10% Notes due 2019 (the "Notes") at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to the Redemption Date (the "Redemption Price"). The Redemption Price of approximately $90 million will be funded through existing resources and may include any or a combination of cash on hand and borrowings under the Company's revolving credit facilities. Following the redemption, none of the Notes will remain outstanding.
This redemption is made at the option of the Company under the terms of the Indenture and the Notes. The written notice of the terms of the redemption was distributed by the trustee for the Notes on July 24, 2014. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

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